Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

On December 1, 2014, Nexstar Broadcasting completed the Grant Acquisition for a purchase price of $87.5 million, adjusted for working capital balances acquired. Simultaneously, Nexstar Broadcasting sold certain assets of KLJB, a station acquired from Grant, to Marshall for $15.3 million.

On January 2, 2015, effective January 1, 2015, Nexstar Broadcasting completed the CCA Acquisition for a purchase price of $270.0 million, adjusted for working capital balances acquired. Simultaneously, Nexstar Broadcasting sold the assets of KPEJ and KMSS, both acquired from CCA, to Marshall for $43.3 million. Additionally, Nexstar Broadcasting sold the assets of WEVV, acquired from CCA, to BCB for $26.9 million, subject to working capital adjustments.

On October 31, 2014, Nexstar Broadcasting borrowed $147.2 million of Term Loan A under the Nexstar Term Facilities. On November 28, 2014, Nexstar Broadcasting prepaid $60.0 million of its outstanding Term Loan A, and on December 1, 2014, we entered into the Senior Secured Credit Facilities Amendments and Marshall drew $60.0 million of Term Loan A under the Marshall Term Facility. In December 2014, Mission borrowed $5.5 million on the Mission Revolving Facility in order to pay Nexstar Broadcasting for amounts due under service arrangements. On January 2, 2015, Nexstar Broadcasting drew $95.0 million of revolving loans under the Nexstar Revolving Facility, of which $20.0 million were repaid on January 7, 2015. The Grant Acquisition and CCA Acquisition, net of the sale to BCB, were funded with these borrowings, along with Nexstar Broadcasting cash on hand.

The Grant Acquisition, the CCA Acquisition, the sales of stations to Marshall and BCB in connection therewith, the consolidation as VIEs of Marshall and White Knight and the borrowings used to fund the net cash requirements of such are collectively referred to as the “Pro Forma Transactions.”

The impact of the Pending Acquisitions and the issuance of the Notes in this offering are not reflected in the unaudited pro forma combined statements of operations and other financial data.

The following unaudited pro forma combined financial data should be read in conjunction with “Capitalization,” “Summary Historical and Unaudited Pro Forma Consolidated Financial and Other Data” and the notes thereto, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements of each of Nexstar, Grant and CCA and the related notes thereto incorporated by reference or included elsewhere in this offering memorandum. The unaudited pro forma combined statements of operations give effect to the Pro Forma Transactions as if they had occurred on January 1, 2013. The unaudited pro forma combined balance sheet data gives effect to the Pro Forma Transactions as if they had occurred on September 30, 2014. The unaudited pro forma combined financial data for the twelve-month period ended September 30, 2014 have been derived by (i) adding the historical statement of operations data for the year ended December 31, 2013 for each of Nexstar, Grant and CCA, and the historical unaudited statement of operations data for the nine months ended September 30, 2014 for each of Nexstar, Grant and CCA (including reclassifications to conform to Nexstar’s presentation), (ii) subtracting the historical unaudited statement of operations data for the nine months ended September 30, 2013 for each of Nexstar, Grant and CCA (including reclassifications to conform to Nexstar’s presentation) and (iii) applying pro forma adjustments to the combined statement of operations data to give effect to the Pro Forma Transactions as if they had occurred on January 1, 2013. The unaudited pro forma combined financial data do not purport to represent what our results of operations, balance sheet data or financial information would have been if the Pro Forma Transactions had occurred as of the dates indicated, or what such results will be for any future periods. The unaudited pro forma combined financial data are based on certain assumptions, which are described in the accompanying notes and which management believes are reasonable.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2014

(in thousands)

	Historical			Pro Forma Adjustments
	Nexstar	Grant	CCA	Grant Acquisition		CCA Acquisition		Sale to BCB		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$68,676	$3,836	$4,884	$(1,396)	(a)	$(95,567)	(a)	$28,033	(a)	$8,466
Accounts receivable, net	109,017	6,688	21,366	—		—		(2,283)	(b)	134,788
Deferred tax assets	38,585	2,187	—	(979)	(c)	1,660	(c)	—		41,453
Prepaid expenses and other current assets	13,847	3,247	6,032	1,096	(d)	(4,267)	(d)	(55)	(b)	19,900

Total current assets	230,125	15,958	32,282	(1,279)		(98,174)		25,695		204,607
Property and equipment, net	215,594	5,202	15,871	12,762	(e)	11,076	(e)	(2,030)	(b)	258,475
Goodwill	214,453	139	38,942	40,590	(e)	99,257	(e)	(9,085)	(b)	384,296
FCC licenses	296,509	4,397	885	21,135	(e)	65,070	(e)	(6,720)	(b)	381,276
Other intangible assets, net	170,567	—	—	30,714	(e)	114,074	(e)	(9,015)	(b)	306,340
Deferred tax assets	12,501	—	4,822	(12,501)	(c)	(4,822)	(c)	—		0
Other noncurrent assets, net	80,342	5,724	2,174	(8,033)	(d)(f)(k)	(26,431)	(d)(f)(k)	(7)	(b)	53,769

Total assets	$1,220,091	$31,420	$94,976	$83,388		$160,050		$(1,162)		$1,588,763

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$7,460	$1,462	$150,080	$2,696	(g)	$(146,961)	(g)	$—		$14,737
Accounts payable and accrued expenses	38,741	5,525	8,571	—		—		(1,136)	(b)	51,701
Interest payable	13,939	—	1,809	—		(1,809)	(h)	—		13,939
Income tax payable	—	—	—	5,891	(i)	19,695	(i)	—		25,586
Deferred tax liabilities	—	2,778	—	6,933	(c)	51,948	(c)	—		61,659
Other current liabilities	22,205	3,304	5,353	821	(d)	(3,900)	(d)	(26)	(b)	27,757

Total current liabilities	82,345	13,069	165,813	16,341		(81,027)		(1,162)		195,379
Debt	1,079,980	10,301	—	69,439	(g)	154,820	(g)			1,314,540
Other noncurrent liabilities	35,567	8,952	2,325	(2,740)	(d)(h)	(889)	(d)	—		43,215

Total liabilities	1,197,892	32,322	168,138	83,040		72,904		(1,162)		1,553,134

Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock	—	—	—	—		—		—		—
Common stock	309	—	—	—		—		—		309
Owners’ Equity	—	(902)	(82,539)	902	(h)	82,539	(h)	—		—
Additional paid-in capital	394,543	—	—	—		—		—		394,543
Accumulated deficit	(376,653)	—	—	(554)	(j)	(916)	(j)	—		(378,123)

Total Nexstar stockholders’ equity (deficit)	18,199	(902)	(82,539)	348		81,623		—		16,729
Noncontrolling interests in consolidated variable interest entities	4,000	—	9,377	—		5,523	(l)	—		18,900

Total stockholders’ equity (deficit)	22,199	(902)	(73,162)	348		87,146		—		35,629

Total liabilities and stockholders’ equity (deficit)	$1,220,091	$31,420	$94,976	$83,388		$160,050		$(1,162)		$1,588,763

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands)

	Historical			Pro Forma Adjustments				Pro Forma Combined
	Nexstar	Grant	CCA	Grant and CCA Acquisitions		Sale to BCB
Net revenue	$438,507	$31,431	$82,372	$—		$(8,891	)(m)	$543,419
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	135,501	14,088	25,150	(3,474	)(s)	(2,007	)(m)	169,258
Selling, general, and administrative expenses, excluding depreciation and amortization	128,488	8,383	21,378	(548	)(r)	(1,914	)(m)	155,787
Amortization of broadcast rights	25,683	1,730	2,327	3,474	(s)	(279	)(m)	32,935
Amortization of intangible assets	18,697	—	—	8,186	(n)	—		26,883
Depreciation	25,800	1,027	2,938	(763	)(n)	(162	)(m)	28,840

Total operating expenses	334,169	25,228	51,793	6,875		(4,362)		413,703

Income from operations	104,338	6,203	30,579	(6,875)		(4,529)		129,716

Interest expense, net	(46,039)	(329)	(13,601)	9,305	(o)	—		(50,664)
Loss on extinguishment of debt	(71)	—	—	—		—		(71)
Other expenses	(427)	—	—	—		—		(427)

Income before income taxes	57,801	5,874	16,978	2,430		(4,529)		78,554
Income tax expense	(24,100)	(2,248)	(6,565)	(840	)(p)	1,799	(m)	(31,954)

Net income	33,701	3,626	10,413	1,590		(2,730)		46,600
Net income attributable to noncontrolling interests	—	—	(857)	(2,932	)(q)	—		(3,789)

Net income attributable to Nexstar	$33,701	$3,626	$9,556	$(1,342)		$(2,730)		$42,811

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013

(in thousands)

	Historical			Pro Forma Adjustments				Pro Forma Combined
	Nexstar	Grant	CCA	Grant and CCA Acquisitions		Sale to BCB
Net revenue	$364,208	$30,479	$73,999	$—		$(7,946	)(m)	$460,740
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	107,835	13,694	23,582	(3,282	)(s)	(1,671	)(m)	140,158
Selling, general, and administrative expenses, excluding depreciation and amortization	110,652	8,472	23,133	(800	)(r)	(2,068	)(m)	139,389
Amortization of broadcast rights	26,867	1,698	2,616	3,282	(s)	(374	)(m)	34,089
Amortization of intangible assets	22,900	—	—	11,621	(n)	—		34,521
Depreciation	24,791	1,040	3,165	(978	)(n)	(162	)(m)	27,856

Total operating expenses	293,045	24,904	52,496	9,843		(4,275)		376,013

Income from operations	71,163	5,575	21,503	(9,843)		(3,671)		84,727

Interest expense, net	(50,352)	(579)	(13,757)	9,551	(o)	—		(55,137)
Loss on extinguishment of debt	(1,048)	—	—	—		—		(1,048)
Other (expenses) income	(252)	—	11	—		—		(241)

Income before income taxes	19,511	4,996	7,757	(292)		(3,671)		28,301
Income tax (expense) benefit	(8,844)	(1,924)	21,099	213	(p)	1,470	(m)	12,014

Net income	10,667	3,072	28,856	(79)		(2,201)		40,315
Net income attributable to noncontrolling interests	—	—	(44)	(1,671	)(q)	—		(1,715)

Net income attributable to Nexstar	$10,667	$3,072	$28,812	$(1,750)		$(2,201)		$38,600

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2013

(in thousands)

	Historical			Pro Forma Adjustments
	Nexstar	Grant	CCA	Grant and CCA Acquisitions		Sale to BCB		Pro Forma Combined
Net revenue	$502,330	$42,066	$102,204	$—		$(10,907	)(m)	$635,693
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	147,711	18,507	31,780	(4,448	)(s)	(2,079	)(m)	191,471
Selling, general, and administrative expenses, excluding depreciation and amortization	152,213	8,683	32,144	(2,464	)(r)	(2,886	)(m)	187,690
Amortization of broadcast rights	35,439	2,305	3,322	4,448	(s)	(459	)(m)	45,055
Amortization of intangible assets	30,148	—	—	14,352	(n)	—		44,500
Depreciation	33,578	1,383	4,158	(1,241	)(n)	(215	)(m)	37,663

Total operating expenses	399,089	30,878	71,404	10,647		(5,639)		506,379

Income from operations	103,241	11,188	30,800	(10,647)		(5,268)		129,314

Interest expense, net	(66,243)	(844)	(18,368)	12,860	(o)	—		(72,595)
Loss on extinguishment of debt	(34,724)	—	—	—		—		(34,724)
Other expenses	(1,459)	—	(60)	—		—		(1,519)

Income before income taxes	815	10,344	12,372	2,213		(5,268)		20,476
Income tax (expense) benefit	(2,600)	(3,943)	19,399	(722	)(p)	2,109	(m)	14,243

Net income	(1,785)	6,401	31,771	1,491		(3,159)		34,719
Net income attributable to noncontrolling interests	—	—	(2,378)	(2,638	)(q)	—		(5,016)

Net income attributable to Nexstar	$(1,785)	$6,401	$29,393	$(1,147)		$(3,159)		$29,703

See the accompanying notes to the unaudited pro forma combined financial data.

NEXSTAR BROADCASTING GROUP, INC.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 2014

(in thousands)

	Historical			Pro Forma Adjustments
	Nexstar	Grant	CCA	Grant and CCA Acquisitions		Sale to BCB		Pro Forma Combined
Net revenue	$576,629	$43,018	$110,577	$—		$(11,852	)(m)	$718,372
Operating expenses:
Direct operating expenses, excluding depreciation and amortization	175,377	18,901	33,348	(4,640	)(s)	(2,415	)(m)	220,571
Selling, general, and administrative expenses, excluding depreciation and amortization	170,049	8,594	30,389	(2,212	)(r)	(2,732	)(m)	204,088
Amortization of broadcast rights	34,255	2,337	3,033	4,640	(s)	(364	)(m)	43,901
Amortization of intangible assets	25,945	—	—	10,917	(n)	—		36,862
Depreciation	34,587	1,370	3,931	(1,026	)(n)	(215	)(m)	38,647

Total operating expenses	440,213	31,202	70,701	7,679		(5,726)		544,069

Income from operations	136,416	11,816	39,876	(7,679)		(6,126)		174,303
Interest expense, net	(61,930)	(594)	(18,212)	12,614	(o)	—		(68,122)
Loss on extinguishment of debt	(33,747)	—	—	—		—		(33,747)
Other expenses	(1,634)	—	(71)	—		—		(1,705)

Income before income taxes	39,105	11,222	21,593	4,935		(6,126)		70,729
Income tax (expense) benefit	(17,856)	(4,267)	(8,265)	(1,775	)(p)	2,438	(m)	(29,725)

Net income	21,249	6,955	13,328	3,160		(3,688)		41,004
Net income attributable to noncontrolling interests	—	—	(3,191)	(3,899	)(q)	—		(7,090)

Net income attributable to Nexstar	$21,249	$6,955	$10,137	$(739)		$(3,688)		$33,914

See the accompanying notes to the unaudited pro forma combined financial data.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

Note 1 — Basis of Pro Forma Presentation

The unaudited pro forma combined financial data and explanatory notes give effect to the Grant Acquisition and the CCA Acquisition, the sales of stations to Marshall and BCB in connection therewith, the consolidation as VIEs of Marshall and White Knight and the borrowings used to fund the net cash requirements. As discussed in the Company’s consolidated financial statements contained in previously filed Forms 10-Q and 10-K, Mission is included in such financial statements because Nexstar is deemed under U.S. GAAP to have a controlling financial interest in Mission as a variable interest entity for financial reporting purposes. Similarly, Marshall and White Knight will also be included in the Company’s future consolidated financial statements, as Nexstar is deemed under U.S. GAAP to have a controlling financial interest in Marshall and White Knight as VIEs. The unaudited pro forma combined balance sheet is presented as if the Pro Forma Transactions had occurred as of September 30, 2014. The unaudited pro forma combined statement of operations is presented as if the Pro Forma Transactions had occurred on January 1, 2013.

The Grant Acquisition and the CCA Acquisition will be accounted for as business combinations. Accordingly, the total purchase prices are allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price over the amounts assigned to tangible and intangible assets acquired and liabilities assumed is recognized as goodwill. The preparation of unaudited pro forma combined financial statements requires management to make estimates and assumptions that affect the amounts reported in such financial statements and the notes thereto. Estimates were applied herein to determine the applicable interest rate on borrowings under the Company’s Senior Secured Credit Facilities, the valuation of broadcast rights, goodwill, intangible assets and property, plant, and equipment, amortization of intangible assets, depreciation of tangible fixed assets, costs incurred related to the Pro Forma Transactions and the income tax effects of the pro forma adjustments. The purchase price allocations as of the acquisition dates and the resulting effect on income from operations will differ from the amounts included herein.

The unaudited pro forma combined financial statements are based on the historical financial statements of the Company, Grant and CCA, after giving effect to the Pro Forma Transactions, as well as the assumptions and adjustments described in the accompanying notes. The unaudited pro forma combined financial statements are presented for illustrative purposes only and are not indicative of either future results of operations or results that might have been achieved if the Pro Forma Transactions were consummated as of January 1, 2013. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements and the historical consolidated financial statements and accompanying notes of the Company, Grant and CCA.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA — (Continued)

Note 2 — Purchase Price Allocations

The following tables summarize, as of September 30, 2014, the provisional allocations of the purchase prices to the estimated fair values of the assets acquired and liabilities assumed in the acquisitions, as if they had occurred on September 30, 2014 (in thousands):

Grant Acquisition, including consolidation of variable interest entities

Cash	$3,836
Accounts Receivable	6,688
Broadcast rights	9,213
Property and equipment	17,964
FCC licenses	25,532
Other intangible assets	30,714
Other assets	689
Goodwill	40,729
Accounts payable and accrued expenses	(5,525)
Income taxes payable	(5,891)
Broadcast rights payable	(10,337)
Deferred tax liabilities, net	(21,004)

Net assets acquired	$92,608

CCA Acquisition, including consolidation of variable interest entities, and net of the sale to BCB

Cash	$4,848
Accounts Receivable	19,083
Broadcast rights	2,696
Property and equipment	25,870
FCC licenses	59,235
Other intangible assets	105,059
Other assets	1,050
Goodwill	129,114
Accounts payable and accrued expenses	(7,435)
Income taxes payable	(19,695)
Broadcast rights payable	(2,863)
Deferred tax liabilities, net	(50,288)
Noncontrolling interest	(14,900)

Net assets acquired	$251,774

The amounts allocated to definite-lived intangible assets primarily represents the estimated fair values of network affiliation agreements, which will be amortized over 15 years.

The provisional purchase price allocations presented above are based upon all information available to us at the present time, and is based upon management’s preliminary estimates of the fair values using valuation techniques including income, cost and market approaches. The purchase price allocation is provisional pending our final determination of the fair values of the assets and liabilities, which we expect will occur within twelve months following each acquisition. Upon the completion of the final purchase price allocation, any reallocation of fair values to the assets acquired and liabilities assumed in the acquisitions could have a material impact on our depreciation and amortization expenses and future results of operations. A change in the recognized fair value of definite-lived intangible assets of $1.0 million would result in an approximate change in annual amortization expense of $0.1 million.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA — (Continued)

Goodwill of $169.8 million is attributable to future expense reductions utilizing management’s leverage in programming and other station operating costs. We anticipate that the majority of the values assigned to goodwill and FCC licenses will not be deductible for tax purposes.

Note 3 — Pro Forma Adjustments

The unaudited pro forma combined statements of operations do not include any costs that may result from acquisition and integration activities, nor do they adjust for expected future incremental operating income as a result of synergies we expect to realize.

Adjustments to Unaudited Pro Forma Combined Balance Sheet

The pro forma adjustments in the unaudited pro forma combined balance sheet related to the Pro Forma Transactions as if they had occurred on September 30, 2014 are as follows:

(a)	Adjustments include the following cash transactions (in thousands):

	Grant Acquisition	CCA Acquisition	Sale to BCB
Purchase price, net of previous deposit payments	$(79,000)	$(243,000)	$26,850
Adjustments to purchase price for working capital	(5,108)	(8,890)	1,183
Funding received from senior secured credit facilities	83,898	157,939	—
Estimated related legal and professional fees not paid as of September 30, 2014	(1,186)	(1,616)	—

Total Adjustments	$(1,396)	$(95,567)	$28,033

(b)	Represents assets and liabilities of CCA that were sold to BCB.

(c)	Represents the estimated initial value of deferred tax items recorded related to the acquisitions. Primarily relates to adjustments to fair values for book purposes that are not recognized for tax purposes, as well as acquired NOL values.

(d)	Represents the estimated difference between the fair values of broadcast rights assets and liabilities acquired and their historical book values, including an adjustment to exclude first-run programming rights from the historical financial statements, to conform to our accounting policies.

(e)	Represents the estimated difference between the fair values of assets acquired and their historical book values.

(f)	Relates to the deposits previously paid for the Grant Acquisition of $8.5 million and for the CCA Acquisition of $27.0 million.

(g)	Represents the proceeds of debt drawn to finance the acquisitions, as noted under note (a) above, less amounts previously recorded in the historical financial statements of Grant and CCA.

(h)	Relates to amounts recorded in the historical financial statements of Grant and CCA that are not acquired by the Company. These primarily relate to debt repaid upon the acquisitions, prior compensation arrangements that were paid and terminated upon acquisitions and equity of the prior owners.

(i)	Represents the tax payable related to the sale of certain stations to BCB and Marshall, offset by the usage of acquired NOLs.

(j)	Represents professional and legal expenses to be expensed related to the acquisitions and the financing transactions.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL DATA—(Continued)

(k)	Represents professional and legal expenses of $1.3 million recorded as deferred financing costs related to the financing transactions. Additionally, $0.8 million of deferred financing costs in the historical financial statements of Grant were not acquired by the Company.

(l)	Represents the estimated fair value of the noncontrolling interest held by the equity owners in White Knight, upon their consolidation as a VIE, less amounts previously recognized in the historical financial statements of CCA.

Adjustments to Unaudited Pro Forma Combined Statements of Operations

The pro forma adjustments in the unaudited pro forma combined statements of operations related to the Pro Forma Transactions as if they had occurred on January 1, 2013 are as follows:

(m)	Represents the income related to the Evansville stations that were sold to BCB, but included in the CCA historical financial statements.

(n)	Represents adjustments to depreciation and amortization of assets acquired due to changes in the fair values of the related assets.

(o)	Represents the additional interest expense from the debt drawn to finance the acquisitions, including amortization of deferred financing costs and discounts, less amounts included in the historical financial statements of Grant and CCA. The impact of a 1/8% increase or decrease in LIBOR would result in a $28 thousand change in the annual interest expense presented.

(p)	Represents the tax impact at blended statutory rates of the pro forma adjustments, as discussed above.

(q)	Represents the adjustments to net income attributable to the owners of Marshall and White Knight from the stations for which we will be performing sales and other services under VIE relationships.

(r)	Represents legal and professional fees incurred related to the Pro Forma Transactions recorded in the historical financial statements of the Company, Grant and CCA.

(s)	Represents a reclass of the barter program rights amortization of Grant and CCA, which were recorded in direct operating expenses in their historical financial statements, to be consistent with Nexstar’s presentation in amortization of broadcast rights.